Exhibit 10.14

FORM OF ANNUAL INCENTIVE COMPENSATION PLAN GOALS

Corporate Goals

I. Bank Profitability Goal (X%)

The Bank profitability goal is measured as pre-SFAS 133 adjusted ROE (excluding extraordinary items), with a sliding scale to recognize the effect of changes in spread and net income due to changes in LIBOR, while emphasizing factors controlled by management.

Various LIBOR Scenarios

	LIBOR < xx%	LIBOR = xx% -yy%	LIBOR > yy%
Pre SFAS 133 adjusted ROE (excluding impact of extraordinary items) spread to LIBOR

MINIMUM	X	X	X

Pre SFAS 133 adjusted ROE (excluding impact of extraordinary items) spread to LIBOR

TARGET	X	X	X

Pre SFAS 133 adjusted ROE (excluding impact of extraordinary items) spread to LIBOR

MAXIMUM	X	X	X

II. Advances Penetration Goal (X%)

Advances penetration is measured by calculating an average ratio of total advances outstanding for each eligible member. This approach provides incentive to market advance products to the entire membership, as each customer is given an equal weighting regardless of asset size or outstanding advances.

The recommended goals are as follows:

Minimum	X	%	(X% growth)
Target	X	%	(X% growth)
Maximum	X	%	(X% growth)

Sales Goals (X%)

I. Increase the number of cash management products and services sold by the following amount:

Minimum	X
Target	X
Maximum	X

II. Increase member utilization of FHLBAccess (X%)

Increase the number of members initiating wire transfer and safekeeping transactions by the following amount:

Minimum	X
Target	X
Maximum	X

III. National Account Advances (X%)

Participant(s) will receive an award based on the Bank’s achievement of its profitability goal as described in the Corporate goals and on growth in advances to national accounts.

Growth in Advances to National Accounts (X%)

Tier I

Payment pursuant to this goal is calculated as follows:
X% of the total increase in average advances outstanding to national accounts from January 1 to December 31	X	Number of customers that increased advances Total customers

Tier II

Payment pursuant to this goal is calculated as follows:
X% of the total increase in average advances outstanding to national accounts from January 1 to December 31	X	Number of customers that increased advances Total customers

VI. Incentive Compensation Plan Participants and Award Opportunities

The table below reflects award opportunities for the Bank-wide, Executive and Sales Incentive Plans. Award opportunities are expressed as a percentage of annual base salary earned during the plan year.

Level	Award Opportunities (%) (min. / target / max.)
President*	30	45	65
Executive Vice President	20	35	45
Senior Vice President	15	30	40
SVP, Dir. Internal Audit (1)	15	30	40
First Vice President	15	25	35
Vice President	12	20	25
Vice President, Internal Audit (1)	12	20	25
Assistant Vice President	8	15	20
Banking Officer	6	10	15
Sales Incentive Plan	10	25	40
Cash Management Services Plan	10	25	40
National Account Sales (2)	5	12.5	20
Bank-wide Incentive Plan	2	5	8

(1)	Includes a 40% weighting on corporate goals and 60% weighting on individual goals.
(2)	Includes profitability component only.